Calculation of Filing Fee Tables
S-3
Beta Bionics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.0001 per share	457(r)	10,000,007	$ 17.25	$ 172,500,120.75	0.0001381	$ 23,822.27
Fees to be Paid	2	Equity	Pre-funded warrants to purchase common stock	457(r)	1,043,484	$ 17.2499		0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 172,500,120.75		$ 23,822.27
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 23,822.27
Offering Note
[1]	This "Calculation of Filing Fee Table" shall be deemed to update the "Calculation of Filing Fee Table" in the registrant's registration statement on Form S-3ASR (File No. 333-293702) filed with the Securities and Exchange Commission on February 24, 2026 (the "Registration Statement"). Amount Registered includes (a) 1,304,348 shares of common stock issuable upon exercise of the underwriters' option to purchase additional shares of common stock and (b) 1,043,484 shares of common stock issuable upon exercise of pre-funded warrants to purchase common stock. The filing fee, calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), has been transmitted to the Securities and Exchange Commission in connection with the securities offered by means of this prospectus supplement. Maximum Offering Price per Unit of shares includes the sum of the offering price of the pre-funded warrants of $17.2499 per pre-funded warrant and the exercise price of $0.0001 per share of common stock issuable upon exercise of the pre-funded warrants.

[2]	Pursuant to Rule 416 under the Securities Act, the pre-funded warrants to purchase common stock being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of share splits, share dividends or similar transactions. The registration fee for the pre-funded warrants is being allocated to the shares of common stock issuable upon exercise of the pre-funded warrants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $172,500,120.75. The prospectus is a final prospectus for the related offering.